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                                  Exhibit 32.2


    Certification pursuant to 18 U.S.C. Section 1350, as adopted pursuant to
                  Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the filing with the Securities and Exchange Commission of the Quarterly Report of ComBanc, Inc. (the "Company") on Form 10-Q for the period ending September 30, 2004 (the "Report"), I, Paul G. Wreede, President and Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to the best of my knowledge:

                         (1) The Report fully complies with the requirements of
                             section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

                         (2) The information contained in the Report fairly
                             presents, in all material respects, the financial condition and results of operations of the Company.


/s/ Paul G. Wreede
-----------------------------
Paul G. Wreede, President and Chief Executive Officer

October 27, 2004

This certification accompanies this Report on Form 10-Q pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not, except to the extent required by such Act, be deemed filed by the Company for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Such certification will not be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent that the Company specifically incorporates it by reference.

A signed original of the written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.